Exhibit 99.1

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EDITORIAL CONTACT:                                 INVESTOR CONTACT:
Document Sciences Corporation                      Document Sciences Corporation
Jack McGannon  760-602-1597                        Leslie Weller  760-602-1524
jmcgannon@docscience.com                           lweller@docscience.com

           DOCUMENT SCIENCES ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
                           QUARTERLY REVENUE UP BY 32%

CARLSBAD, CA - November 2, 2005 - Document Sciences Corporation (Nasdaq: DOCX - news) today reported net income for the quarter ended September 30, 2005, of $354,250 compared with net income of $205,461 for the quarter ended September 30, 2004. Net income per share for the quarter ended September 30, 2005, was $0.07 based on 5,454,155 diluted shares outstanding, compared with net income per share of $0.04, based on 5,044,337 diluted shares outstanding for the same quarter in 2004. Revenues for the three months ended September 30, 2005, were $7.9 million, the highest quarterly revenue in the company's history, and an increase of 32% from the revenues of $6.0 million for the quarter ended September 30, 2004.

For the nine months ended September 30, 2005, the company reported net income of $445,626, or $0.08 per share based on 5,310,417 diluted shares outstanding, compared with net income of $482,843, or $0.10 per share based on 4,635,532 diluted shares outstanding for the nine months ended September 30, 2004. Revenues for the nine months ending September 30, 2005 were $22.3 million, a 33% increase over the $16.8 million of revenues for the nine months ending September 30, 2004.

Jack McGannon, Document Sciences' President and CEO, stated that "we have shown consistency in our ability to grow revenue over the course of the last two years. Revenue has now grown sequentially for the past six quarters. At the same time, we have been profitable through the first nine months of this year, even as we have recorded substantial non-cash expenses. Total depreciation and amortization expense for the third quarter was $431,800 and has been over $1.5 million through the first nine months of the year. We have capitalized no software development costs this year. Our cash balance of $6.2 million at September 30, 2005 represents an increase of $1.4 million from the $4.8 million balance at September 30, 2004."

McGannon added "growth again continues to be especially strong in Professional Services, where revenues were up by over $1.2 million over the same quarter last year. Importantly, revenues from Initial License Fees were up a strong 18% over the third quarter of last year, and xPression made up 81% of our initial license revenue during the third quarter. Annual License Fee revenue, again up by 11%, continued its steady growth pattern."

McGannon further stated that "expenses remain up significantly over the same periods last year, particularly in the area of Professional Services, where we have added substantial headcount to support our increased project load. During the third quarter, we did not capitalize any software development costs, while we capitalized over $449,200 in the third quarter of 2004. For the first nine months of this year, we have capitalized no software development costs, while we capitalized $1.7 million through the first nine months of 2004. During the quarter, the company benefited from an expense reduction related to a French VAT refund of $391,000. The company had previously taken an expense for this amount in the fourth quarter of 2003."

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ABOUT DOCUMENT SCIENCES

Document Sciences Corporation delivers real-time, interactive content processing services that content-driven organizations depend on to realize productivity benefits, cut costs, and increase competitiveness. Over 600 customers and partners worldwide use Document Sciences products in insurance, banking and financial services, managed-care, telecommunications, utilities and commercial print service bureaus. Customers include more than 60 Fortune 500 companies. Based in Carlsbad, California, with regional locations across the U.S. and London, Document Sciences also markets its products in Australia, Canada, New Zealand, Brazil, Mexico and China. For more information about Document Sciences Corporation visit www.docscience.com.

This press release may contain "forward-looking" statements about possible or assumed future results of our financial condition, operations, plans, objectives and performance. You can identify these statements by the fact they use words such as "believe," "expect," "anticipate," "estimate," "project," "intend," "plan" or similar expressions. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in these forward-looking statements. Some of these events or factors include the following: (i) national, international, regional and local economic, competitive and regulatory conditions and developments; (ii) the market for document automation software (including the emerging content processing market); (iii) market acceptance of enhancements to our existing products and introduction of new products; (iv) continued profitability of our professional services; (v) maintaining our relationships with Xerox Corporation and our other distribution partners and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2004. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.

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                          DOCUMENT SCIENCES CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                           SEPTEMBER 30,       DECEMBER 31,
                                                               2005                2004
                                                          ---------------    ---------------
                                                            (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                             $     4,935,900    $     5,193,440
    Short-term investments                                      1,277,791          1,530,523
    Accounts receivable, net                                    9,973,370          7,601,485
    Other current assets                                        1,175,779            876,201
                                                          ---------------    ---------------
       Total current assets                                    17,362,840         15,201,649
Property and equipment, net                                       826,791            511,318
Software development costs, net                                 1,953,372          3,247,194
Goodwill, net                                                   4,495,192          4,495,192
Other assets                                                           --             57,536
                                                          ---------------    ---------------
       Total assets                                       $    24,638,195    $    23,512,889
                                                          ===============    ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                      $       207,749    $       137,886
    Accrued compensation                                        2,057,661          1,456,261
    Other accrued liabilities                                     538,886            649,525
    Deferred revenue                                           12,014,784         12,092,782
                                                          ---------------    ---------------
       Total current liabilities                               14,819,080         14,336,454

Obligations under capital leases                                   32,726             48,342

STOCKHOLDERS' EQUITY
    Common stock, $.001 par value                                   4,280              4,205
    Treasury stock                                               (404,071)          (440,930)
    Additional paid-in capital                                 13,117,251         12,943,243
    Accumulated comprehensive loss                                (66,548)           (68,276)
    Retained deficit                                           (2,864,523)        (3,310,149)
                                                          ---------------    ---------------
       Total stockholders' equity                               9,786,389          9,128,093
                                                          ---------------    ---------------
       Total liabilities and stockholders' equity         $    24,638,195    $    23,512,889
                                                          ===============    ===============

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                          DOCUMENT SCIENCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED               NINE MONTHS ENDED
                                                             SEPTEMBER 30,                   SEPTEMBER 30,
                                                     -----------------------------   -----------------------------
                                                          2005           2004             2005           2004
                                                     -------------   -------------   -------------   -------------
Revenues:
   Initial license fees                              $   2,258,463   $   1,908,337   $   5,604,736   $   5,109,358
   Annual renewal license and support fees               3,285,477       2,952,828       9,646,572       8,690,972
   Services and other                                    2,400,265       1,174,813       7,076,970       2,973,905
                                                     -------------   -------------   -------------   -------------
     Total revenues                                      7,944,205       6,035,978      22,328,278      16,774,235
Cost of revenues:
   Initial license fees                                    465,815         493,645       1,641,571       1,027,744
   Annual renewal license and support fees                 612,980         455,835       1,676,284       1,473,588
   Services and other                                    2,081,653         941,975       5,567,692       2,373,340
                                                     -------------   -------------   -------------   -------------
     Total cost of revenues                              3,160,448       1,891,455       8,885,547       4,874,672
                                                     -------------   -------------   -------------   -------------
Gross margin                                             4,783,757       4,144,523      13,442,731      11,899,563
Operating expenses:
   Research and development                              1,613,984         957,725       4,311,484       2,789,432
   Selling and marketing                                 2,082,535       2,229,625       6,262,050       6,212,809
   General and administrative                              773,927         765,289       2,572,890       2,450,393
                                                     -------------   -------------   -------------   -------------
     Total operating expenses                            4,470,446       3,952,639      13,146,424      11,452,634
                                                     -------------   -------------   -------------   -------------
Income from operations                                     313,311         191,884         296,307         446,929
   Interest and other income, net                           47,314          13,577         168,859          55,037
                                                     -------------   -------------   -------------   -------------
Income before income taxes                                 360,625         205,461         465,166         501,966
   Provision for income taxes                                6,375              --          19,540          19,123
                                                     -------------   -------------   -------------   -------------
Net income                                           $     354,250   $     205,461   $     445,626   $     482,843
                                                     =============   =============   =============   =============
Net income per share - basic                         $        0.09   $        0.05   $        0.11   $        0.14
                                                     =============   =============   =============   =============
Weighted average shares used in basic calculation        4,158,371       3,952,686       4,128,384       3,486,379
                                                     =============   =============   =============   =============
Net income per share - diluted                       $        0.07   $        0.04   $        0.08   $        0.10
                                                     =============   =============   =============   =============
Weighted average shares used in diluted
calculation                                              5,454,155       5,044,337       5,310,417       4,635,532
                                                     =============   =============   =============   =============